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                                                                     EXHIBIT 1.1


                        4,830,000 SHARES OF COMMON STOCK

                            THE TRIZETTO GROUP, INC.

                             UNDERWRITING AGREEMENT


                                                                          , 1999

BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
ADAMS, HARKNESS & HILL, INC.
WIT CAPITAL CORPORATION
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY  10167

Dear Sirs:

        The TriZetto Group, Inc., a corporation organized and existing under the laws of Delaware (the "COMPANY") and Raymond D. Croghan (the "SELLING STOCKHOLDER"), propose, subject to the terms and conditions stated herein, to sell to the several underwriters named in SCHEDULE I hereto (the "UNDERWRITERS") an aggregate of 4,200,000 shares (the "FIRM SHARES") of its common stock, par value $.001 per share (the "COMMON STOCK") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 630,000 shares (the "ADDITIONAL SHARES") of Common Stock. Of the Firm Shares, 3,850,000 are being offered by the Company and 350,000 are being offered by the Selling Stockholder. All of the Additional Shares are being offered by the Company. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "SHARES". The Shares are more fully described in the Registration Statement referred to below.

        As part of the offering contemplated by this Agreement, Bear, Stearns & Co. Inc. ("BEAR Stearns") has agreed to reserve out of the Shares set forth
opposite its name on SCHEDULE I to this Agreement, up to         shares, for
sale to the Company's employees, officers, directors and others with whom it has business relationships (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Bear Stearns pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by Bear Stearns pursuant to this Agreement at the public offering price. Any Directed Shares not


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orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Bear Stearns as set forth in the Prospectus.

        1. Representations and Warranties of the Company and the Selling Stockholder.

        A. The Company, each of its subsidiaries and the Selling Stockholder, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

           (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, and has filed an amendment or amendments thereto, on Form S-1 (No. 333-84533), for the registration of the Shares under the Securities Act of 1933, as amended (the "ACT"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "REGULATIONS"), is herein called the "REGISTRATION STATEMENT" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "PROSPECTUS". The term "PRELIMINARY PROSPECTUS" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

           (b) At the time of the effectiveness of the Registration Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did


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not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

           (c) PricewaterhouseCoopers LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

           (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development which has a reasonable likelihood of resulting in a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

           (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms.

           (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound and which is material to the business of the Company or its subsidiaries or (ii) violate or conflict with any provision of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries or any judgment, decree, order,


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statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or businesses. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or businesses is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except (A) the registration under the Act of the Shares, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (C) those which have been duly obtained at or prior to the Closing Date.

           (g) All of the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholder hereunder) are duly and validly authorized and issued, fully paid and nonassessable, were issued in compliance with all applicable laws (including, without limitation, federal and state securities laws) and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company to the Underwriters as contemplated herein.

           (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. Each


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of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction which is required to be disclosed under the Act or the Regulations and which is not adequately disclosed in the Registration Statement and the Prospectus; and, to the knowledge of the Company, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Other than its ownership of all of the outstanding capital stock of each of Croghan & Associates, Inc., a Colorado corporation, Margolis Enterprises, Inc., a California corporation and Creative Business Solutions, Inc., a Texas corporation, the Company does not own or control, either directly or indirectly, any corporation, partnership, limited liability company, association or other entity.

           (i) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in any Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

           (j) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

           (k) The consolidated financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement, if any, present fairly the information required to be stated therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the


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adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, no other financial statements or schedules are required by Form S-1 to be included in the Registration Statement.

           (l) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby. All holders of any such rights to the registration of securities of the Company have duly and validly waived all such rights in writing prior to the date hereof.

           (m) None of the Company or any of its subsidiaries is, and upon consummation of the transactions contemplated hereby none of such entities will be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

           (n) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (o) None of the Company or its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, and is not in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound except as would not reasonably be expected to result in a Material Adverse Effect; and there does not exist any state of facts which constitutes an event of default on the part of the Company or its subsidiaries as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default except as would not reasonably be expected to be result in a Material Adverse Effect.

           (p) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof and neither the Company nor its subsidiaries nor, to the Company's knowledge, any other party is in breach of or


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default under any of such contracts except as would not be reasonably expected to result in a Material Adverse Effect.

           (q) Each of the Company and its subsidiaries has good and marketable title to all the properties and assets reflected as owned by them in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect in any material respect the use made and proposed to be made of such property by the Company and its subsidiaries. Each of the Company and its subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company and its subsidiaries own or lease all such properties as are necessary to its operations as now conducted or as currently proposed to be conducted.

           (r) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as disclosed or specifically contemplated therein: (i) neither the Company nor its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material agreement or other transaction which is not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) neither the Company nor its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iv) neither the Company nor its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor its subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; and (v) there has not been any change in the capital stock (other than upon the sale of the Common Stock hereunder and upon the exercise of options or warrants described in the Registration Statement) or indebtedness material to the Company.

           (s) Except as disclosed in the Prospectus, the Company has or can acquire on commercially reasonable terms sufficient trademarks, trade names, patent rights, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), licenses, approvals and governmental authorizations to conduct its business as now conducted and as presently proposed to be conducted; and the Company has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others and, to the Company's knowledge, there is no claim being made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which would reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any reasonable grounds for the same.


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           (t) Each of the Company and its subsidiaries has filed all federal, state, and local income tax returns or extensions therefor which have been required to be filed and has paid or accrued all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a Material Adverse Effect). The Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which would reasonably be expected to result in a Material Adverse Effect.

           (u) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

           (v) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses and all other risks customarily insured against, all of which insurance is in full force and effect. None of the Company nor its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

           (w) Neither the Company, any of its subsidiaries nor, to the Company's knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

           (x) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, vendors or original equipment manufacturers, that would reasonably be expected to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's or its subsidiaries' employees and, to the Company's knowledge, no such agreement is imminent.

           (y) The Common Stock has been approved for quotation on Nasdaq/NMS, subject to official notice of issuance.

           (z) Except as set forth in the Registration Statement and Prospectus,
(i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or


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the environment ("ENVIRONMENTAL LAWS") which are applicable to its business,
(ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) the Company will not be required to make future material capital expenditures to comply with Environmental Laws, (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), or otherwise designated as a contaminated site under applicable state or local law except in each case as would not reasonably be expected to have a Material Adverse Effect, (v) the Company has not disposed of any "hazardous substances" as defined by CERCLA on any property which is or was owned, leased or occupied by the Company; (vi) the Company has not disposed or arranged for disposal of any "hazardous substances" as defined by CERCLA on any third party property except as would not reasonably be expected to have a Material Adverse Effect; and (viii) the Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action.

           (aa) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them of the sort required to be disclosed in the Registration Statement and Prospectus, except as disclosed therein. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders of the Company or its subsidiaries, customers or suppliers of the Company or its subsidiaries, on the other hand, which is required to be described in the Prospectus which is not so described.

           (bb) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or its subsidiaries to alter the customer's or supplier's level or type of business with the Company or its subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business.

           (cc) Each of the Company and its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; none the Company or its subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the


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"CODE"), including the regulations and published interpretations thereunder;
each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and each "pension plan" for which the Company, any of its subsidiaries or any of their affiliates has any liability or with respect to which the Company, any of its subsidiaries or any of their affiliates is a disqualified person (as defined in the Code) or party-in-interest (as defined in ERISA) has not been a party to any "prohibited transaction" (as defined in ERISA and the Code), except for such noncompliance, reportable events, liabilities, or failures to qualify that would not have a Material Adverse Effect.

           (dd) Except as otherwise disclosed in the Prospectus, the information technology of the Company and its subsidiaries, is, and at the Closing Date, will be Year 2000 Compliant. "YEAR 2000 Compliant" means, with respect to the information technology (as defined below) of the Company and its subsidiaries, the information technology is designed to be used prior to, during, and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it. For purposes of this agreement, "INFORMATION TECHNOLOGY" refers to all computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company and its subsidiaries in the conduct of their respective businesses.

           (ee) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Company, or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in the Prospectus.

        B. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents, warrants and covenants to each Underwriter as follows:

           (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable


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law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

           (b) The Custody Agreement and Power of Attorney (the "CUSTODY AGREEMENT AND POWER OF ATTORNEY") signed by (i) the Selling Stockholder, (ii) U.S. Stock Transfer Corporation, as custodian (in such capacity, the "CUSTODIAN") and (iii) Jeffrey H. Margolis as the Selling Stockholder's attorney-in-fact (in such capacity, the "ATTORNEY-IN-FACT"), to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus, has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable against him in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Selling Stockholder agrees that the Shares to be sold by the Selling Stockholder on deposit with the Custodian are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement and Power of Attorney, by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares to be sold by the Selling Stockholder hereunder, the documents evidencing the Shares to be sold by the Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

           (c) The Selling Stockholder is the lawful owner of the Shares to be sold by the Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Shares, as provided herein, the Selling Stockholder will convey to the Underwriters good and marketable title to such Shares, free and clear of all liens, encumbrances, equities, claims and security interests whatsoever.

           (d) The Selling Stockholder has, and on the Closing Date and the Additional Closing Date (as defined below) will have, good and valid title to all of the Shares which may be sold by the Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents, if applicable, to enter into this Agreement and the Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by the Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

           (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the state securities laws or the blue sky laws or any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

           (f) Neither the sale of the Shares being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which the Selling Stockholder is party or bound, any judgment, order or decree applicable to the Selling Stockholder or any court or regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

           (g) The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale".

           (h) The Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and the Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

           (i) All information furnished by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Closing Date and the Additional Closing Date (as defined below) will be, true, correct, and complete in all material respects, and does not, and on the Closing Date and the Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. To the extent such information appears in the Prospectus, the Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder's name and the related footnote in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Shares).

           (j) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

           (k) The Selling Stockholder has not distributed and will not distribute, prior to the later of the Additional Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Stockholder other than a preliminary prospectus, the Prospectus or the Registration Statement.

           (l) Without limiting the generality of the representations and warranties of the Selling Stockholder set forth in paragraph 1.A above, the Selling Stockholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may result in a Material Adverse Effect on the condition, financial or otherwise, or on the earnings, business, operation or prospects, whether or not arising from transactions in the ordinary course of business of the Company and its subsidiaries, considered as one entity, and is not prompted to sell the Shares to be sold by the Selling Stockholder by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

           (m) The representations and warranties of the Selling Stockholder in the Custody Agreement and Power of Attorney are, and on the Closing Date will be, true and correct.

        Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

        2. Purchase, Sale and Delivery of the Shares.

           (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters an aggregate of 3,850,000 Firm Shares and (ii) the Selling Stockholder agrees to sell to the several Underwriters an aggregate of 350,000 Firm Shares. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholder, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in SCHEDULE I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

           (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Irvine, California 92614-8557, or at such other place as shall be agreed upon by Bear Stearns and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the "CLOSING DATE"). Payment shall be made to the Company with respect to the Shares sold by it and to the Custodian with respect to the Shares sold by the Selling Stockholder by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. The Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to the Selling Stockholder hereunder and to hold such amounts for the account of the Selling Stockholder with the Custodian under the Custody Agreement and Power of Attorney. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date. If you so elect, delivery of the Firm Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

           (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 630,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised from time to time and at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "ADDITIONAL CLOSING DATE"); provided, however, that, unless otherwise agreed to by Bear Stearns and the Company, the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date. If you so elect, delivery of any Additional Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

         The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I hereto (or such number increased as set forth in Section 9 hereof) bears to 3,850,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

         Payment for the Additional Shares shall be made by wire transfer in same day funds at the offices of Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Irvine, California 92614-8557, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         3. Offering. Upon the Company's authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         4. Covenants of the Company; Covenants of the Selling Stockholders.

         A. The Company covenants and agrees with the Underwriters that:

            (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

            (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

            (c) The Company will promptly deliver to you four signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

            (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

            (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

            (f) During the period of 180 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the written undertaking, the form of which shall be subject to the approval of Bear Stearns, of each of its officers and directors and such of its stockholders as have been heretofore designated by you and listed on SCHEDULE II attached hereto not to engage in any similar transactions on their own behalf. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof which is described in the Prospectus, (C) the grant of options or share purchase rights by the Company pursuant to the option and employee stock purchase plans described in the Registration Statement and Prospectus, provided, such options are not exercisable for 180 days after the date of the Prospectus, or if such options are exercisable within such period, such options are subject to lockup provisions substantially the same as those set forth in this Section 4(f) or (D) the issuance of shares of Common Stock in acquisition, strategic partner or investment transactions approved by the Company's Board of Directors, provided such shares are subject to lockup provisions substantially similar to those set forth in this Section 4(f) and so long as such shares are not transferable until the expiration of such lockup, which expiration shall not occur until 180 days after the date of the Prospectus. During the period of 180 days from the date of the Prospectus, the Company shall enforce all, and shall not materially amend any, provisions of all outstanding option agreements (and any new option agreement entered into during such period) in order to ensure that no holder of options to purchase capital stock of the Company may sell or otherwise dispose of the stock acquired upon exercise of any such option without the prior written consent of Bear Stearns. The Company acknowledges that the intent of the foregoing sentence is to restrict, pursuant to the terms of such option agreements, the ability of option holders to dispose of shares of stock acquired upon exercise of such options in the same manner as if such persons had executed written undertakings provided for in the first sentence of this paragraph.

            (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish or make available to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

            (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

            (i) The Company will use its best efforts to cause the Shares to be listed for inclusion in the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ/NMS")

            (j) The Company will comply with Rule 463 of the Regulations.

            (k) The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Bear Stearns, that may be transmitted electronically by Bear Stearns and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (the "PROSPECTUS DELIVERY PERIOD"); (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Bear Stearns, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

            (l) In connection with the Directed Share Program, the Company will ensure that the Shares sold pursuant thereto will be restricted to the extent required by the NASD or its rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Bear Stearns will notify the Company in writing prior to the Closing Date as to which Participants will need to be so restricted. At the written request of Bear Stearns, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

            (m) The Company shall pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed

Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

         B. Covenants of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter:

            (a) To deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United States Person).

            (b) If, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Stockholder will promptly notify the Company and the Representatives.

            (c) to cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

            (d) pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by the Selling Stockholder.

            (e) to promptly notify the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, the Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on Nasdaq/NMS, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc.; (vi) the cost of printing certificates representing the Shares; (vii) the cost and charges of any transfer agent or registrar; (viii) fees of the Custodian and other fees and expenses related to the offering of the Shares by the Selling Stockholder, other than any of the Selling Stockholder's legal fees and expenses and any taxes payable by or on behalf of the Selling Stockholder in connection with the sale of Shares hereunder.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "CLOSING DATE" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Gibson, Dunn & Crutcher LLP ("UNDERWRITERS' COUNSEL") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

            (b) All the representations and warranties of the Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

            (c) At the Closing Date you shall have received the opinion of Stradling Yocca Carlson & Rauth, a Professional corporation, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and were not issued in violation of preemptive rights and, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever. Except as disclosed in or specifically contemplated by the Prospectus, to the knowledge of such counsel, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, employee stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus fairly presents the information required to be shown with respect to such plans, arrangements, options and rights and is accurate in all material respects.

                (ii) The authorized capital stock of the Company (including the Common Stock) conforms to the description thereof set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and, to the knowledge of such counsel, will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and the sale of the Shares to be sold by the Company as contemplated herein.

                (iii) The Common Stock currently outstanding is listed, and the Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation, on Nasdaq/NMS.

                (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                (v) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or
         (B) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Act and (3) the clearance of the offering by the NASD.

                (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                (viii) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                (ix) The Company is not in violation or default of any provision of its articles of incorporation or bylaws, or other organizational documents, and to the best of such counsel's knowledge, is not in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound except as would not be material to the Company's and its subsidiaries business, results of operations or financial condition taken as a whole; and to the best of such counsel's knowledge, there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default except as would not be material to the Company and its subsidiaries' business, results of operations or financial condition, taken as a whole.

                (x) To the knowledge of such counsel, there are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement or by the Regulations which have not been accurately described in all material respects or filed as required. Except as otherwise disclosed in the Prospectus, the contracts so described therein are in full force and effect on the date hereof; and, neither the Company nor, to the best of such counsel's knowledge, any other party is in breach of or default under any of such contracts except as would not be material to the Company and its subsidiaries' business, results of operations or financial condition, taken as a whole.

                (xi) Such counsel has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and to such counsel's knowledge, there is no claim pending or threatened against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, taken as a whole, nor is such counsel aware of any reasonable grounds for any such claim.

                (xii) To such counsel's knowledge, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, which is required to be disclosed in the Registration Statement or the Prospectus, except as disclosed therein.

                (xiii) The statements (i) under the captions            in the
         Prospectus and (ii) in Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

                (xiv) The form of certificate used to evidence the Shares is in due and proper form and complies in all material respects with all applicable statutory requirements under the laws of the State of Delaware.

                (xv) the Company has duly authorized and reserved a number of shares of Common Stock for issuance upon the exercise of options under the Company's Stock Option Plan which is not less than the number of options issuable under such plan, as of the Closing Date.

                (xiv) No stockholder of the Company or any other person has any preemptive right of first refusal or other similar right to subscribe for or purchase securities of the Company which would apply to the Shares or continue in effect following the Closing (i) arising by operation of the certificate of incorporation or bylaws of the Company or the general corporation law of the State of Delaware or (ii) arising from any contract or agreement filed as an exhibit to the Registration Statement (including without limitation any transaction document entered into in connection with any of the Company's Preferred Stock financings) or otherwise known to such counsel, except for such rights as have been validly and duly waived prior to the date hereof.

                (xv) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, although such counsel has not verified the accuracy or completeness of each statement contained in the Registration Statement or Prospectus, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the

         Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial or statistical data included or incorporated by reference therein).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

            (d) At the Closing Date you shall have received the opinion of
[                  ], counsel for the Selling Stockholder, dated the Closing
Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                (i) The Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws), to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided in this Agreement.

                (ii) The Selling Stockholder has good and clear title to the certificates for the Shares to be sold by such Selling Stockholder, and upon delivery thereof pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                (iii) This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder.

                (iv) The Custody Agreement and Power of Attorney appointing U.S. Stock Transfer Corporation as the Custodian and Mr. Jeffrey H. Margolis as the Selling Stockholder's Attorney-in-Fact, to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement, has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is the valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and pursuant to such power of attorney, each Selling Stockholder has authorized such attorney-in-fact, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to delivery the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                (v) The execution, delivery and performance of this Agreement by the Selling Stockholder, compliance by the Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws or except as such may have been obtained) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Selling Stockholder, if applicable, or any material agreement, indenture or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or property of the Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Stockholder or property of the Selling Stockholder.

                In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (y) as to matters of fact, to the extent they deem proper and is applicable, on certificates of officers of the Selling Stockholder and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Selling Stockholder, if applicable, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

            (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (f) At the Closing Date you shall have received a certificate of the Company executed on its behalf by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company as presently conducted or as proposed to be conducted and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

            (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to [June 30, 1999], inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to [June 30, 1999] and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to [June 30, 1999] there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) that during the period from [July 1, 1999] to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

            (h) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (i) You shall have received from each person who is a director or officer of the Company or such stockholder as have been heretofore designated by you and listed on SCHEDULE II hereto an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries for a period of 180 days after the date of the Prospectus, except as may otherwise be explicitly permitted by the terms of such agreement..

            (j) At the Closing Date, the Shares shall have been approved for quotation on Nasdaq/NMS.

            (k) At the Closing Date you shall have received a written certificate executed by Jeffrey H. Margolis in his capacity as Attorney-in-Fact on behalf of the Selling Stockholder, dated as of the Closing Date, to the effect that (i) the representations, warranties and covenants of the Selling Stockholder set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made by the Selling Stockholder on and as of the Closing Date and (ii) the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

         7. Indemnification.

            (a) The Company, each of its subsidiaries and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company, its subsidiaries and the Selling Stockholder will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein, and (ii) the failure of any Participant to pay for and accept delivery of the shares which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase; or (iii) the Directed Share Program, provided however, that the Selling Stockholder shall not be liable with respect to subparagraph (iii) of this paragraph. This indemnity agreement will be in addition to any liability which the Company, its subsidiaries and/or the Selling Stockholder may otherwise have including under this Agreement.

            (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its subsidiaries, the Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any of its subsidiaries within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company, its subsidiaries and the Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page and in the ______ paragraph[s] under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

            (d) Without limiting the generality of the foregoing, the Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon a breach of any of the representations or warranties of the Selling Stockholder set forth in Section 1.B hereof.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, each of its subsidiaries, the Selling Stockholder and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and its subsidiaries any contribution received by the Company or its subsidiaries from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, any of its subsidiaries and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and its subsidiaries, the Selling Stockholder and the Underwriters, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and its subsidiaries, the Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and its subsidiaries, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Stockholder and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and/or its subsidiaries, the Selling Stockholder, and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and its subsidiaries, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.

         Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 8.

         The liability of the Selling Stockholder under the indemnity and reimbursement agreements contained in the provisions of Sections 7, 8 and 17 hereof shall be limited to an amount equal to (i) the gross proceeds of the Shares sold by the Selling Stockholder to the Underwriters, less (ii) the underwriting discounts and commissions with respect to such Shares sold by the Selling Stockholder.

         Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

         9. Default by an Underwriter.

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in SCHEDULE I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

            (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholder with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

            (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "UNDERWRITER" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company, its subsidiaries and the Selling Stockholder contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof or by or on behalf of the Selling Stockholder, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

             (a) This Agreement shall become effective, upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

             (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges or the Nasdaq/NMS shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or the Nasdaq/NMS by such entities or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

             (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

             (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, NY 10167, Attention: Syndicate Department, with a copy to Gibson, Dunn & Crutcher LLP, Attention: Kenneth M. Doran, 333 S. Grand Avenue, Los Angeles, CA 90071; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 567 San Nicholas Drive, Suite 360, Newport Beach, CA 92660, Attention: Chief Executive Officer, with a copy to Stradling Yocca Carlson & Rauth, Attention: K.C. Schaaf, 660 Newport Center Drive, Suite 1600, Newport Beach, CA 92660; and if sent to the Selling Stockholder, shall be
mailed, delivered, or faxed and confirmed in writing to Raymond D. Croghan     ,
with a copy to               .

         13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Selling Stockholder and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. Failure of the Selling Stockholder to Sell and Deliver Common Shares. If the Selling Stockholder shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by the Selling Stockholders at the Closing Date pursuant to this Agreement, the Company hereby agrees to sell and deliver to the Underwriters that number of Shares equal to the number of Shares not sold and delivered by the Selling Stockholder, in which case the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholder, to postpone the Closing Date for a period of not more than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         16. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing correctly sets forth the understanding between you, the Company, the Selling Stockholder and each of the other entities set forth below, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                     Very truly yours,

                                     THE TRIZETTO GROUP, INC.


                                     By
                                        ----------------------------------------


                                     CROGHAN & ASSOCIATES, INC.

                                     By
                                        ----------------------------------------


                                     MARGOLIS ENTERPRISES, INC.


                                     By
                                        ----------------------------------------


                                     CREATIVE BUSINESS SOLUTIONS, INC.


                                     By
                                        ----------------------------------------


                                     SELLING STOCKHOLDER
                                     Raymond D. Croghan


                                     By
                                        ----------------------------------------
                                        Jeffrey H. Margolis, as Attorney-in-Fact


Accepted as of the date first above written
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
ADAMS, HARKNESS & HILL, INC.
WIT CAPITAL CORPORATION


By
   -------------------------------------

On behalf of themselves and the other
Underwriters named in SCHEDULE I hereto.

                                   SCHEDULE I



                                                              NUMBER OF FIRM
NAME OF UNDERWRITER                                       SHARES TO BE PURCHASED
-------------------                                       ----------------------

Bear, Stearns & Co. Inc.

Donaldson, Lufkin & Jenrette

Adams, Harkness & Hill, Inc.

Wit Capital Corporation


                                                               ---------
     Total.............................................        4,200,000
                                                               =========

                                   SCHEDULE II


[Names of stockholders subject to the lock-up provision]